UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2008, the Board of Directors of i2 Technologies, Inc. (“i2” or the “Company”) approved the following:

•	The appointment of Jackson L. Wilson, Jr. as the Executive Chairman of the Board, effective immediately and
•	The appointment of Sanjiv S. Sidhu, currently the Chairman of the Board, as Chairman Emeritus, effective immediately.

A copy of the press release dated May 7, 2008 announcing the aforementioned actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Jackson L. Wilson, Jr.

In connection with the appointment of Mr. Wilson as Executive Chairman of the Board, the Company’s Compensation Committee has approved total annual cash compensation in the amount of $200,000 for Mr. Wilson. This total annual compensation is being provided to Mr. Wilson as an officer of the Company in lieu of compensation arrangements generally applicable to the Company’s directors and takes into consideration the additional time and commitment attendant to the duties of the position of Executive Chairman. In addition, the Company’s Compensation Committee, approved the grant, effective May 19, 2008, to Mr. Wilson of (i) an option to purchase 80,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on May 19, 2008, with the option vesting and exercisable immediately with respect to 1% of the option shares, one year from the grant date with respect to 24% of the option shares, and in 36 equal monthly installments thereafter with respect to the remaining option shares and (ii) 30,000 restricted stock units (“RSUs”), one-third of such RSUs vesting six months from the date of grant, one-third of such RSUs vesting 24 months from the date of grant and the remaining one-third of such RSUs vesting 36 months from the date of grant. The options and the RSUs will vest on an accelerated basis prior to such vesting dates upon the occurrence of a change in control. The aforementioned option and RSU grants will be made under the Company’s 1995 Stock Option/Stock Issuance Plan.

Mr. Wilson, who is 60 years old, has served as a director of i2 since April 2005. From 1983 through August 2004 when he retired, Mr. Wilson served in various roles at Accenture Ltd, including Director; Managing Partner—Accenture Technology Ventures, Corporate Development Officer and, most recently, Chief Executive Officer—Business Process Outsourcing. Mr. Wilson is the former Chairman of the Board of Avanade Inc., a private joint venture between Accenture and Microsoft Corporation (technology integration on the Microsoft platform), and a director of Seraph Group LLC, a registered investment company, as well as a director of a privately-held company. Mr. Wilson has resigned as a member of the Audit Committee and the Strategic Review Committee.

Sanjiv S. Sidhu

In recognition for his services to the Company, the Board appointed Sanjiv S. Sidhu, currently the Chairman of the Board, as Chairman Emeritus of the Company’s Board. Mr. Sidhu resigned as Chairman of the Board but remains as a director. Mr. Sidhu’s term with the Board expires at the 2009 annual meeting of stockholders.

Item 8.01. Other Events.

The May 7, 2008 press release also addressed the status of the Strategic Review Committee’s evaluation of strategic options available to the Company to enhance shareholder value. The committee, consisting of independent board directors Richard L. Clemmer and Lloyd G. Waterhouse, was formed in November 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer